UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 11, 2008

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Employment Agreement

True Religion Apparel, Inc. and Jeffrey Lubell, our chairman of the board, chief executive officer, and creative director, entered into Amendment No. 2 dated September 12, 2008, to the Employment Agreement, dated as of January 4, 2006, by and between the company and Mr. Lubell, as amended on May 31, 2006. The compensation committee of our board of directors approved the amendment on September 11, 2008.

Pursuant to the amendment:

•          Mr. Lubell’s employment term under the agreement was extended through March 31, 2010, subject to automatic three-year extensions thereafter.

•          Mr. Lubell’s base salary for calendar 2009 and thereafter will be subject to increase (but not decrease) as determined by the compensation committee of the board of directors, but in any event will be increased each calendar year by a minimum of 5% from that applicable in the prior year. Mr. Lubell’s base salary for 2008 is $775,000.

•          Under the original agreement, Mr. Lubell is entitled to an annual cash bonus and an annual stock award. Under the amendment, the company agrees that, so long as the performance goals established by the compensation committee for any particular year during the term are at least equal to or greater than the performance goals established by the compensation committee for 2008, the dollar value of the annual bonus and annual stock awards payable to Mr. Lubell if the company achieves the performance goals will not decrease from the amount he is eligible to receive in 2008.

•          Under the original agreement, Mr. Lubell is entitled to severance payments in certain circumstances if his employment is terminated. The amendment increases the amount of such severance payment to an amount equal to three times the sum of Mr. Lubell’s base salary in effect on the date of termination plus the average annual cash bonus received by Mr. Lubell for the two completed fiscal years prior to the termination date. In addition, all outstanding stock options, restricted stock and other equity awards (except for performance based awards, which will vest only upon satisfaction of the performance goals) received by Mr. Lubell shall fully vest. Mr. Lubell will also be entitled to a pro-rated annual bonus provided certain minimum performance goals are satisfied.

•          If Mr. Lubell remains employed by the company for a continuous period of at least ten years from his original hire date, upon termination of his employment all then outstanding stock options, restricted stock and other equity awards granted to Mr. Lubell under any of the company’s equity incentive plans will fully vest (subject to satisfaction of any applicable performance goals).

•          In line with a recent decision by the Supreme Court of California holding that non-competition covenants are unenforceable and against public policy except in limited circumstances, the non-competition covenant contained in the original agreement was deleted.

The foregoing description is qualified in its entirety by reference to Amendment No. 2, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
10.1	Amendment No. 2 dated September 12, 2008, to Employment Agreement by and between Jeffrey Lubell and True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 17, 2008	TRUE RELIGION APPAREL, INC.

By: Name: Title:	/s/ Peter F. Collins Peter F. Collins Chief Financial Officer

INDEX TO EXHIBITS

10.1	Amendment No. 2 dated September 12, 2008, to Employment Agreement by and between Jeffrey Lubell and True Religion Apparel, Inc.